PRICEWATERHOUSECOOPERS
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                                             PricewaterhouseCoopers
                                             No. 1 London Bridge
                                             London SE1 9QL
                                             Telephone +44 (0) 171-939 3000
                                             Facsimile +44 (0) 171-403 5265



          August 9, 1999

          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, D.C.  20549

          Commissioners:

          We have read the statements made by Texas Utilities Company, doing business as TXU Corp (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 6, 1999. We agree with the statements concerning our Firm in such Form 8-K, except that we have no basis to comment on the statements made in the first and fifth paragraphs under Item 4.

          Very truly yours,

          /s/ PricewaterhouseCoopers

          PricewaterhouseCoopers